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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

        I-Venture Management LLC (a Delaware limited liability company)

        Sitch AB (a Swedish corporation)

        Akula Internet Publishing, Inc. (a Delaware corporation)

        internet.com Canada Corporation (a Nova Scotia unlimited liability company)

        japan.internet.com K.K. (a Japanese corporation)

        france.internet.com SARL (a French limited liability company)

        ThinPlanet.com, Inc. (a California corporation)